EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned directors of Viad Corp, hereby severally constitute and appoint Steven W. Moster, President and Chief Executive Officer, and Ellen M. Ingersoll, Chief Financial Officer, of Viad Corp, and each or either one of them singly, our true and lawful attorney and agent with full power and authority to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 of Viad Corp with respect to the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of common stock of Viad Corp issuable in connection with the 2017 Viad Corp Omnibus Incentive Plan, any and all amendments or supplements, whether pre-effective or post-effective, to said registration statement (including, without limitation, any registration statement and post-effective amendment thereto filed pursuant to Rule 462 under the Securities Act), and generally to do all such things in our names and on our behalf in our capacities as directors to enable Viad Corp to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as then may be signed by our said attorneys or any of them, to said registration statement and any and all amendments thereto.

IN WITNESS WHEREOF, this Power of Attorney has been signed on this 18th day of May, 2017, by the following persons:

/s/ Andrew B. Benett	/s/ Edward E. Mace
Andrew B. Benett	Edward E. Mace
Director of Viad Corp	Director of Viad Corp

/s/ Isabella Cunningham	/s/ Robert E. Munzenrider
Isabella Cunningham	Robert E. Munzenrider
Director of Viad Corp	Director of Viad Corp

/s/ Richard H. Dozer	/s/ Joshua E. Schechter
Richard H. Dozer	Joshua E. Schechter
Director of Viad Corp	Director of Viad Corp